Exhibit 5.1

June 2, 2010

Viper Resources, Inc
2100 West Loop South, Suite 900
Houston, TX 77027

Re: Registration Statement on Form S-1

Gentlemen:

I have acted as counsel to Viper Resources, Inc., a Nevada corporation (the “Company”), in connection with the preparation and filing with the Securities Exchange Commission of a Registration Statement on Form S-1 (the “Registration Statement”), pursuant to which the Company is registering under the Securities Act of 1933, as amended, up to 14,705,000 shares of its common stock, par value $0.00001 per share (the “Shares”), that may be sold from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.  This opinion is being rendered in connection with the filing of the Registration Statement.  All capitalized items used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement.

In connection with this opinion, I have examined the Company’s Articles of Incorporation, as amended, By-laws and such other records of the corporate proceedings of the Company and certificates of the Company’s officers as I deemed relevant, as well as the Registration Statement and the exhibits thereto.

In my examination, I have assumed the genuineness of all signatures, the legal capacity of natural person, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies and the authenticity of such copies.

Based upon the foregoing, and subject to the limitations set forth below, I am of the opinion that, the Shares will be duly and validly issued, fully paid and non-assessable shares of the common stock when sold as described in the Registration Statement.

My opinion is limited to the Nevada Corporation Law, including all statutory provisions adopted under Nevada law and all reported judicial decisions interpreting such provisions, and the federal securities laws of the United States and I express no opinion with respect to the laws of any other jurisdiction.  No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction.

I understand that you wish to file this opinion as an exhibit to the Registration Statement, and I hereby consent thereto.

Very truly yours,

/s/ Amy Trombly, Esq.

Amy Trombly, Esq.